FOR IMMEDIATE RELEASE

NACEL Energy Announces Leila Lakes – Company’s Fifth Texas Wind Power Project

DENVER, CO – Wednesday, July 1, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has entered into four long term wind development rights agreements covering 1025 acres in Donley County, Texas. Leila Lakes is the Company’s fifth Texas wind energy project. At project build-out, NACEL Energy anticipates 20 MW, or more, of power generation from Leila Lakes.

Leila Lakes is located within electrical proximity to NACEL Energy’s 10 MW Hedley Pointe wind energy project, announced February 2nd 2009, affording additional flexibility with respect to interconnection and turbine siting.  All five of NACEL Energy’s Texas wind projects are located in the Panhandle. According to the Texas State Energy Conservation Office (SECO), the Panhandle contains the State’s “greatest expanse of high quality winds.” (Source: SECO website, “The Energy Report 2008” Chapter 11 (Wind Energy), Exhibit 11-9)

Collection of site specific wind data will begin soon with the installation of a 60 meter (200 ft.) NRG Systems meteorological tower transmitting data back to NACEL Energy, via an Iridium satellite uplink. While wind data is collected, additional important development milestones including without limitation, interconnection engineering, turbine engineering and obtaining turbine debt financing, must be completed by the Company. Accordingly, NACEL Energy cautions that project commissioning (operations) at Leila Lakes is not expected until fiscal 2010-11, or later depending upon future events.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“Leila Lakes is our fifth wind power project. We anticipate generating a total of 100 MW of clean, renewable power upon build-out of our five Texas Panhandle projects – enough energy to meet the daily requirements of an estimated 30,000 average American homes.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work at its Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek projects, all located in the Texas Panhandle, and currently anticipates 100 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of three new project opportunities in Arizona, Kansas and Illinois.  NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848